Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated March 10, 2016, with respect to the consolidated financial statements and financial statement schedule of Pfenex Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ HASKELL & WHITE LLP

San Diego, California

March 16, 2016